                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Sunrise Medical Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 33-88216) on Form S-8 of Sunrise Medical Inc. of our report dated December 18, 1998, relating to the financial statements and related schedules of the Sunrise Medical Inc. Profit Sharing/Savings Plan as of June 30, 1998 and 1997 and for each of the years in the two-year period ended June 30, 1998, which report appears in the June 30, 1998 annual report on Form 11-K of the Sunrise Medical Inc. Profit Sharing/Savings Plan.

                                                 /s/ KPMG Peat Marwick LLP

San Diego, California
December 23, 1998